CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Copeland Trust and to the use of our reports dated January 19, 2012 on the financial statements and financial highlights of Copeland Risk Managed Dividend Growth Fund, a series of Copeland Trust. Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders which are also incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 30, 2012